Exhibit 99.1

Stacey H. Dwyer, EVP
1901 Ascension Blvd., Suite 100, Arlington, TX 76006
817-856-8200
March 29, 2004

D.R. HORTON, INC. ANNOUNCES NEWLY INCREASED AND EXTENDED $1.0 BILLION UNSECURED REVOLVING BANK CREDIT FACILITY

     ARLINGTON, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Monday (March 29, 2004) announced that it has restructured and amended its existing unsecured revolving credit facility, increasing it from $805,000,000 to $1,000,000,000, extending its maturity from January 31, 2006 to March 25, 2008, and pricing it more favorably to the Company. It includes an uncommitted $250,000,000 accordion feature, under which the facility may be increased to $1,250,000,000. It also includes a $350,000,000 letter of credit sub-facility.

     The new facility is led by Bank of America, N.A., Administrative Agent; Banc of America Securities LLC, Sole Lead Arranger and Sole Book Manager; Credit Lyonnais New York Branch and The Royal Bank of Scotland plc, Co-Syndication Agents; Bank One, N.A., Wachovia Bank, N.A., Keybank National Association, and Suntrust Bank, Co-Documentation Agents; BNP Paribas, UBS AG, Stamford Branch and Washington Mutual Bank, FA, Co-Senior Managing Agents; and Comerica Bank and U.S. Bank National Association, Co-Managing Agents. Fourteen other banks participate in the facility.

     Donald R. Horton, Chairman of the Board, said, “We deeply appreciate the support that our bank lenders have provided to us in the past and are very proud to have earned the confidence they now show in us by increasing the size, extending the maturity and improving the pricing of our new credit facility. Our lenders have played an important role in the historical success of “America’s Builder” and, by providing the short-term liquidity we need to react quickly to future opportunities, we believe they will continue to help us grow rapidly and profitably, maintaining our position as the nation’s number one homebuilder.”

     Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes in 20 states and 47 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward- looking statements in this press release relate to the Company’s ability to use the credit facility and resulting short-term liquidity to react to future opportunities and to continue to grow rapidly and profitably, allowing the Company to maintain its position as the nation’s number one homebuilder. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; changes in income tax laws affecting mortgage interest deductibility; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com